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                                   UNITED STATES
                         SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C.  20549

                                      FORM 8-K

                                   CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of the
                          Securities Exchange Act of 1934


                                   MAY  28, 1998

                                  MAIL-WELL, INC.
               (Exact Name of Registrant as Specified in its Charter)

                                      COLORADO
                   (State or Other Jurisdiction of Incorporation)

             1-12551                              84-1250533
     (Commission File Number)           (IRS Employer Identification Number)

                    23 INVERNESS WAY EAST, ENGLEWOOD, CO  80112
               (Address of principal executive offices)   (Zip Code)

                                    303-790-8023
                (Registrant's telephone number, including area code)

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ITEM 2.     ACQUISITION OR DISPOSITION OF ASSETS

     On May 28, 1998, the Registrant acquired Anderson Lithograph Company ("Anderson"), a commercial printing company based in Los Angeles, California. The acquisition was accomplished through the merger of a newly formed wholly-owned subsidiary of the Registrant with Anderson Lithograph Holding Corp. ("Anderson Holdings"), the parent company of Anderson. The Registrant will continue to operate the division under the Anderson name. The purchase price was approximately $90.8 million, subject to certain adjustments for delivered working capital and indemnities, which consisted of cash and the assumption of approximately $8.3 million in indebtedness of Anderson. Two of the principal shareholders of Anderson Holdings, BankAmerica Ventures and BankAmerica Capital, are affiliates of Bank of America, N.A., the Registrant's primary lender.

     The funds used to acquire Anderson came from cash on hand and draws under an unsecured line of credit with Bank of America.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

     (c)  Exhibits.

     2. Agreement and Plan of Merger among Mail-Well I Corporation, Mail-Well, Inc. and Anderson Lithograph Holding Corp. dated April 23, 1998.

     The Registrant undertakes to furnish supplementally to the Commission upon request a copy of any omitted schedule to the foregoing Exhibit.


                                     SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized

                                        Mail-Well, Inc.
                                        ---------------
                                          (Registrant)

                                        By: /s/ Paul V. Reilly
                                        ---------------------------------
                                            Paul V. Reilly, President and
                                             Chief Operating Officer

Date:     June 8, 1998


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                                   EXHIBIT INDEX


     2. Agreement and Plan of Merger among Mail-Well I Corporation, Mail-Well, Inc. and Anderson Lithograph Holding Corp. dated April 23, 1998.